As filed with the Securities and Exchange Commission on May 20, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kenexa Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Kenexa Corporation 2005 Equity Incentive Plan
 (Full Title of the Plan)

Donald F. Volk
Chief Financial Officer
650 East Swedesford Road
Wayne, Pennsylvania 19087
(610) 971-9171
(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:
John P. Duke
Pepper Hamilton LLP
3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103-2799
(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act: (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock ($0.01 par value)	1,900,000	$27.455	$52,164,500	$6,056.30

(1)  Pursuant to Rule 416 of the Securities Act of 1933, there shall also be deemed covered hereby any additional securities that may hereinafter become issuable under the Kenexa Corporation 2005 Equity Incentive Plan by reason of stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)  Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee.

EXPLANATORY NOTE

Registration of Additional Shares under Kenexa Corporation 2005 Equity Incentive Plan

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 1,900,000 shares of the common stock, par value $0.01 per share, of Kenexa Corporation (the “Company”) which are securities of the same class and relate to the same employee benefit plan, the Kenexa Corporation 2005 Equity Incentive Plan, as amended and restated, as those shares registered on the Company’s registration statements on Form S-8 previously filed with the Commission on November 4, 2005 (Registration No. 333-129475), which is hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

Barry M. Abelson, a partner in Pepper Hamilton LLP, has been a director of the Company since 2000.  Mr. Abelson beneficially owns 14,807 shares of the Registrant’s common stock, and options to purchase 59,865 shares of common stock as of May 20, 2011.  Pepper Hamilton LLP has given an opinion to the Company concerning the validity of the securities being registered on this Registration Statement.

Item 8.  Exhibits.

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2.	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on May 20, 2011.

KENEXA CORPORATION

By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nooruddin S. Karsan and Donald F. Volk his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2011:

Signature	Title
/s/Nooruddin S. Karsan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Nooruddin S. Karsan
/s/Barry M. Abelson	Director
Barry M. Abelson
/s/Renee B. Booth	Director
Renee B. Booth
/s/Troy A. Kanter	Director, President and Chief Operating Officer
Troy A. Kanter
/s/Joseph A. Konen	Director
Joseph A. Konen
/s/Rebecca J. Maddox	Director
Rebecca J. Maddox
/s/John A. Nies	Director
John A. Nies
/s/Richard J. Pinola	Director
Richard J. Pinola
/s/Donald F. Volk	Chief Financial Officer (Principal Financial and Accounting Officer)
Donald F. Volk

EXHIBIT INDEX

Exhibits

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2.	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).